Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of First Savings Financial Group, Inc. (the “Company”) of our report dated December 16, 2020  relating to the consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2020.

/s/ Monroe Shine & Co., Inc.

New Albany, Indiana

October 28, 2021